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                                                                   Exhibit d(i)

                          INVESTMENT ADVISORY AGREEMENT

                                   X.COM FUNDS


         This is an INVESTMENT ADVISORY AGREEMENT, dated as of June 13, 2000, between X.com Asset Management, Inc. (the "Adviser") and X.com Funds (the "Trust") with respect to the series listed on Exhibit A (the "Funds"), which Exhibit A may be amended from time to time to add or delete Funds with mutual consent of the parties.

         WHEREAS, the Trust is a Delaware business trust organized pursuant to a Declaration of Trust dated July 7, 1999 (the "Declaration of Trust"), and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company;

         WHEREAS, the Trust wishes to retain the Adviser to render investment advisory services and other management services required for the ordinary operations of the Funds, and the Adviser is willing to furnish those services to the Funds;

         WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

         WHEREAS, the Advisor has provided investment advisory and other management services to the Funds pursuant to that certain Investment Advisory Agreement, dated as of November 17, 1999 (the "Old Investment Advisory Agreement");

         WHEREAS, the Old Investment Advisory Agreement has terminated in accordance with its terms pursuant to a change of control of the parent company of the Advisor;

         WHEREAS, the parties hereto wish to reinstate the agreement evidenced by the Old Investment Advisory Agreement on substantially the same terms, with certain modifications as contemplated in the next paragraph; and

         WHEREAS, the Trust has determined to increase the services to be provided by the Advisor hereunder for the X.com U.S.A. Money Market Fund and, subject to requisite shareholder approval, to compensate the Advisor for such increased services.

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Trust and the Adviser as follows:

1.       Appointment.

         The Trust hereby appoints the Adviser to act as investment adviser and manager to the Funds for the periods and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2.       Investment Advisory and Management Duties.

         (a) Subject to the supervision of the Trustees of the Trust, the Adviser will provide a program of continuous investment management for the Fund in accordance with each Fund's investment objective, policies and limitations as stated in the Fund's Prospectus and Statement of Additional Information included as part of the Trust's Registration Statement filed with the Securities and Exchange Commission ("SEC") and as the Prospectus and Statement of Additional Information may be amended from time to time, copies of which shall be provided to the Adviser by the Trust. Subject to approval by the Trustees of the Trust, the Adviser for each Fund may select a master fund having substantially the same investment objective and policies as the Fund into which all or substantially all of the Fund's assets may be invested, or select and manage investment subadvisers who may be granted discretionary investment authority with respect to the assets of the Fund.

         (b) In performing its investment management services to the Funds hereunder, the Adviser will provide the Funds with ongoing investment guidance, policy direction, including oral and written research, monitoring of any master funds, analysis, advice, statistical and economic data and judgments regarding individual investments, general economic conditions and trends and long-range investment policy.

         (c) To the extent permitted by the Adviser's Form ADV as filed with the SEC and subject to the approval of the Trustees of the Trust, the Adviser shall have the authority to manage cash and money market instruments for cash flow purposes.

         (d) To the extent permitted by the Adviser's current Form ADV as filed with the SEC, the Adviser will advise as to the securities, instruments, repurchase agreements, options and other investments and techniques that each Fund will purchase, sell, enter into or use, and will provide an ongoing evaluation of the Fund's portfolio. The Adviser will advise as to what portion of the Fund's portfolio shall be invested in securities and other assets, and what portion if any, should be held uninvested.

         (e) The Adviser shall provide or arrange for administration, transfer agency, custody and all other services necessary for the Funds to operate, and shall be responsible for the payment of all expenses associated with such services, subject to Section 5 of this Investment Advisory Agreement.

         (f) The Adviser may engage and remove one or more subadvisers, subject to the legally required approvals of the Trust and its shareholders, and the Adviser shall monitor the performance of any subadviser and report to the Trust thereon.

         (g) The Adviser further agrees that, in performing its duties hereunder, it will:

         (i) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees;

         (ii) use reasonable efforts to manage each Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

         (iii) place orders pursuant to each Fund's investment determinations as approved by the Trustees for the Fund directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the Fund's Prospectus and/or Statement of Additional Information and in accordance with applicable legal requirements;

         (iv) furnish to the Trust whatever statistical information the Trust may reasonably request with respect to each Fund's assets or contemplated investments. In addition, the Adviser will keep the Trust and the Trustees informed of developments materially affecting each Fund's portfolio and shall, on the Adviser's own initiative, furnish to the Trust from time to time whatever information the Adviser believes appropriate for this purpose;

         (v) make available to the Trust's administrator (the "Administrator") and the Trust, promptly upon their request, such copies of its investment records and ledgers with respect to each Fund as may be required to assist the Administrator and the Trust in their compliance with applicable laws and regulations. The Adviser will furnish the Trustees with such periodic and special reports regarding the Fund and any subadviser as they may reasonably request;

         (vi) immediately notify the Trust in the event that the Adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Adviser from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Adviser further agrees to notify the Trust immediately of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Trust's Registration Statement regarding the Funds, or any amendment or supplement thereto, but that is required to be disclosed thereon, and of any statement contained therein that becomes untrue in any material respect; and

         (vii) in providing investment advice to the Funds, use no inside information that may be in its possession or in the possession of any of its affiliates, nor will the Adviser seek to obtain any such information.

3.       Futures and Options.

         The Adviser's investment authority shall include advice with regard to purchasing, selling, covering open positions, and generally dealing in financial futures contracts and options thereon, or master funds which do so in accordance with Rule 4.5 of the Commodity Futures Trading Commission.

         The Adviser's authority shall include authority to: (i) open and maintain brokerage accounts for financial futures and options (such accounts hereinafter referred to as "Brokerage Accounts") on behalf of and in the name of the Fund; and (ii) execute for and on behalf of the Brokerage Accounts, standard customer agreements with a broker or brokers. The Adviser may, using such of the securities and other property in the Brokerage Accounts as the Adviser deems necessary or desirable, direct the custodian to deposit on behalf of a Fund, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Adviser deems desirable or appropriate.

4.       Use of Securities Brokers and Dealers.

         The Adviser will monitor the use by master funds of broker-dealers. To the extent permitted by the Adviser's Form ADV as filed with the SEC, purchase and sale orders will usually be placed with brokers who are selected by the Adviser as able to achieve "best execution" of such orders. "Best execution" shall mean prompt and reliable execution at the most favorable securities price, taking into account the other provisions hereinafter set forth. Whenever the Adviser places orders, or directs the placement of orders, for the purchase or sale of portfolio securities on behalf of a Fund, in selecting brokers or dealers to execute such orders, the Adviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Adviser's research and portfolio management capability generally. It is further understood in accordance with
Section 28(e) of the Securities Exchange Act of 1934, as amended, that the Adviser may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if the Adviser determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Fund or the Adviser's overall responsibilities to the Adviser's discretionary accounts.

         Neither the Adviser nor any parent, subsidiary or related firm shall act as a securities broker with respect to any purchases or sales of securities which may be made on behalf of a Fund, provided that this limitation shall not prevent the Adviser from utilizing the services of a securities broker which is a parent, subsidiary or related firm, provided such broker effects transactions on a "cost only" or "nonprofit" basis to itself and provides competitive execution. Unless otherwise directed by the Trust in writing, the Adviser may utilize the service of whatever independent securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution.

5.       Allocation of Charges and Expenses.

         The Adviser will pay all of the expenses of each class of each series of the Trust's shares that it shall manage, other than the following expenses:

         o  interest;

         o  taxes;

         o  brokerage commissions;

         o  insurance and bonding premiums;

         o fees and expenses of those trustees who are not "interested persons" as defined in the 1940 Act, including counsel fees;

         o  extraordinary expenses approved by those disinterested trustees; and

         o fees and expenses of any master portfolio into which that series invests all or substantially all of its assets.

         The Adviser also will pay expenses incurred in connection with the provision of shareholder services and distribution services.

         To the extent the Adviser incurs any costs by assuming expenses that are an obligation of a Fund as set forth herein, such Fund shall promptly reimburse the Adviser for those costs and expenses, except to the extent the Adviser has otherwise agreed to bear those expenses. To the extent the services for which a Fund is obligated to pay are performed by the Adviser, the Adviser shall be entitled to recover from that Fund to the extent of the Adviser's actual costs for providing those services.

6.       Compensation.

         (a) As compensation for the services provided and expenses assumed by the Adviser under this Agreement, the Trust will arrange for each Fund to pay the Adviser at the end of each calendar month an advisory fee computed daily at an annual rate equal to the amount of average daily net assets listed opposite each Fund's name in Exhibit A, attached hereto. The "average daily net assets" of a Fund shall mean the average of the values placed on the Fund's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such other time. The value of net assets of each Fund shall always be determined pursuant to the applicable provisions of the Declaration of Trust and the Registration Statement. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this Section 6, the value of the net assets of a Fund as last determined shall be deemed to be the value of its net assets as of the close of the New York Stock Exchange, or as of such other time as the value of the net assets of the Fund's portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of a Fund has been so suspended for a period including any month end when the Adviser's compensation is payable pursuant to this Section 6, then the Adviser's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month). If a Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Section 6.

         (b) The Adviser voluntarily may reduce any portion of the compensation or reimbursement of expenses due to it pursuant to this Agreement and may agree to make payments to limit the expenses that are the responsibility of a Fund under this Agreement. Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Adviser hereunder or to continue future payments.

7.       Books and Records.

         The Adviser agrees to maintain such books and records with respect to its services to the Funds as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Adviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Trust and will be surrendered promptly to the Trust upon its request. The Adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Funds are being conducted in accordance with applicable laws and regulations.

8.       Aggregation of Orders.

         Provided that the investment objective, policies and restrictions of the Funds are adhered to, the Trust agrees that the Adviser may aggregate sales and purchase orders of securities held in the Funds with similar orders being made simultaneously for other accounts managed by the Adviser or with accounts of the affiliates of the Adviser, if in the Adviser's reasonable judgment such aggregation shall result in an overall economic benefit to the respective Fund taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Trust acknowledges that the determination of such economic benefit to a Fund by the Adviser represents the Adviser's evaluation that the Fund is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

9.       Standard of Care and Limitation of Liability.

         The Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Fund or the holders of the Fund's shares in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Trust, the Fund or to holders of the Fund's shares to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement. As used in this
Section 9, the term "Adviser" shall include any officers, directors, employees or other affiliates of the Adviser performing services with respect to the Fund.

10.      Services Not Exclusive.

         It is understood that the services of the Adviser are not exclusive, and that nothing in this Agreement shall prevent the Adviser from providing similar services to other investment companies or to other series of investment companies, including the Trust (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Adviser's ability to meet its obligations to the Funds hereunder. When the Adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Adviser recommends the purchase or sale of the same security for a Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of a Fund, neither the Adviser nor any of its directors, officers or employees shall act as a principal or agent or receive any commission. If the Adviser provides any advice to its clients concerning the shares of a Fund, the Adviser shall act solely as investment counsel for such clients and not in any way on behalf of the Trust or the Fund.

11.      Duration and Termination.

         (a) This Agreement shall continue for a period of two years from the date of commencement, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trustees or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Funds' outstanding voting securities (as defined in the 1940
Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person (to the extent required by the 1940 Act) at a meeting called for the purpose of voting on such approval.

         (b) Notwithstanding the foregoing, this Agreement may be terminated:
(a) at any time without penalty by the Funds upon the vote of a majority of the Trustees or by vote of the majority of the Funds' outstanding voting securities, upon sixty (60) days' written notice to the Adviser or (b) by the Adviser at any time without penalty, upon sixty (60) days' written notice to the Trust. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

12.      Amendments.

         This Agreement may be amended at any time but only by the mutual agreement of the parties to this Agreement and in accordance with any applicable legal or regulatory requirements.

13.      Proxies.

         Unless the Trust gives written instructions to the contrary, the Adviser shall vote all proxies solicited by or with respect to the issuers of securities in which assets of a Fund may be invested in a manner which best serves the interests of the Fund's shareholders. The Adviser shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders.

14.      Use of "S&P 500" Name.

         It is understood that the Adviser has entered into a licensing agreement with The McGraw-Hill Companies, Inc., for use of the terms "S&P 500", "S&P", "Standard & Poor's", and "Standard & Poor's 500" (the "license"). In accordance with such license, the Adviser shall permit the Trust, on behalf of the affected Funds, to use the terms "S&P 500", "S&P", "Standard & Poor's", and "Standard & Poor's 500", so long as the license and this Agreement shall continue in effect.

15.      Failure to Perform; Force Majeure.

         No failure or omission by either party hereto in the performance of any obligation of this Agreement (other than payment obligations) shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the party, including but not limited to, the following: acts of God, acts or omissions of any governmental agency; any rules, regulations, or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake, war; rebellion; insurrection; riot; and invasion and provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above-mentioned causes.

16.      [Reserved.]

17.      Miscellaneous.

         (a) This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

         (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

         (d) Nothing herein shall be construed as constituting the Adviser as an agent of the Trust or the Fund.

         (e) All liabilities of the Trust hereunder are limited to the assets of the Funds, but this shall not be interpreted to conflict with each Fund's maintaining its separate assets and liabilities.
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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of June 13, 2000.


                                   X.COM FUNDS


                                   By: /s/ John T. Story
                                       ----------------------------------------
                                       Name:  John T. Story
                                       Title:  President


                                   X.COM ASSET MANAGEMENT, INC.


                                   By: /s/ John T. Story
                                       ----------------------------------------
                                       Name:   John T. Story
                                        Title:  Chief Financial Officer and
                                                   Chief Operating Officer
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                                                                      EXHIBIT A

NAME OF FUND                             ADVISORY FEE            EFFECTIVE DATE
------------                             ------------            --------------
X.com Premier S&P 500 Fund                   0.23%               June 13, 2000
X.com U.S.A. Bond Fund                       0.32%               June 13, 2000
X.com U.S.A. Money Market Fund               1.80%               June 13, 2000
X.com International Index Fund               0.35%               June 13, 2000


                                   X.COM FUNDS


                                         By:   /s/ John T. Story
                                               --------------------------------
                                               Name:  John T. Story
                                               Title:  President

                                         X.COM ASSET MANAGEMENT, INC.


                                         By: /s/ John T. Story
                                             ----------------------------------
                                              Name:  John T. Story
                                              Title: Chief Financial Officer and
                                                        Chief Operating Officer